Exhibit 99.1

For additional information contact:

Paul Longhini

Investor Relations

312.583.5836

plonghini@navigant.com

NAVIGANT REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL

RESULTS AND PROVIDES 2013 BUSINESS AND FINANCIAL OUTLOOK

•	Fourth quarter 2012 revenues before reimbursements (RBR) of $194 million were up 14% compared to fourth quarter 2011. Full year 2012 RBR totaled $743 million, an increase of 7% over the prior year.

•	GAAP earnings per share (EPS) were $0.26 for fourth quarter 2012, up 24% from $0.21 in fourth quarter 2011, and $0.90 for full year 2012, up from $0.80 for full year 2011. Adjusted EPS was $0.31 for fourth quarter 2012, up 41% from $0.22 in fourth quarter 2011, and $0.98 for full year 2012, up 17% from $0.84 for full year 2011.

•	Adjusted EBITDA for fourth quarter 2012 improved 32% from same quarter 2011 to $34 million (17% of RBR), and full year 2012 adjusted EBITDA was $112 million (15% of RBR), up 11% over full year 2011.

•	582,000 shares of common stock were repurchased during fourth quarter 2012 at an average price of $10.66 per share, with a total of 1.6 million shares repurchased during full year 2012.

•	Year-end long-term debt of $134 million declined $21 million from September 30, 2012 on strong fourth quarter 2012 cash flow.

•	2013 outlook anticipates continued growth in RBR, adjusted EBITDA and adjusted EPS.

CHICAGO, February 14, 2013 – Navigant (NYSE:NCI) today announced financial results for the fourth quarter and full year ended December 31, 2012, along with the Company’s business and financial outlook for 2013.

“Navigant had an exceptional finish to the year,” commented Julie Howard, Chief Executive Officer. “We delivered record quarterly revenues driven by organic growth and achieved improved EBITDA margin levels, despite challenging macroeconomic trends. Our 2012 financial results reflect execution against our strategy to Perform, Bank and Innovate. I commend our professionals for continuing to deliver preeminent client service and I am optimistic about our opportunities in 2013.”

Fourth Quarter and Full Year 2012 Results

Total Company Fourth Quarter and Full Year 2012 Financial Results (1)

	Q4 2012	Q4 2011	Change	2012	2011	Change
RBR ($000)	$194,346	$170,996	13.7%	$743,383	$695,714	6.9%
Total Revenues ($000)	$225,357	$197,005	14.4%	$844,641	$784,684	7.6%
EBITDA ($000)	$30,280	$24,797	22.1%	$105,611	$98,254	7.5%
Adjusted EBITDA ($000)	$33,777	$25,644	31.7%	$112,166	$101,177	10.9%
Net Income ($000)	$13,527	$11,056	22.3%	$46,169	$41,130	12.3%

Earnings Per Share	$0.26	$0.21	23.8%	$0.90	$0.80	12.5%
Adjusted Earnings Per Share	$0.31	$0.22	40.9%	$0.98	$0.84	16.7%

Average Client Service Full Time
Equivalents (FTE)	1,994	1,889	5.6%	1,926	1,818	5.9%
End of Period Client Service FTE	2,013	1,882	7.0%	2,013	1,882	7.0%

Consultant Utilization (1,850 base) (2)	75%	74%	1.4%	75%	77%	-2.6%

Average Bill Rate (excluding performance based fees) (2)	$276	$283	-2.5%	$281	$282	-0.4%

Days Sales Outstanding (DSO)	72	76	-5.3%	72	76	-5.3%

1)	EBITDA, adjusted EBITDA and adjusted earnings per share are non GAAP financial measures. See the attached financial schedules for a reconciliation of EBITDA, adjusted EBITDA and adjusted earnings per share to the most directly comparable GAAP financial measures.
2)	Prior period utilization and bill rate figures have been restated to reflect consulting personnel only and do not include personnel who provide technology, data and process related client services.

Navigant reported fourth quarter 2012 RBR of $194 million, up 14% from fourth quarter 2011, on increased revenues across all four business segments, approximately two-thirds of which was due to organic growth. RBR increased 7% sequentially compared to third quarter 2012. Performance-based fees contributed only modestly to fourth quarter 2012 results, adding $2 million versus $4 million from 2011. Average client service FTE increased 6% for fourth quarter 2012 over the same period in 2011. Fourth quarter 2012 adjusted EBITDA increased 32% over the same period in 2011 to 17% of RBR, reflecting both higher revenues and the effects of the Company’s margin improvement programs. Strong fourth quarter 2012 cash collections brought December 31, 2012 long-term debt down $21 million, or 14%, compared to September 30, 2012, while up slightly from 2011 year-end balances. DSO continued a downward trend and declined to 72 days compared to 76 days at the end of 2011.

Full year 2012 RBR was $743 million, an increase of 7% over 2011, primarily due to organic growth. Total revenues for 2012 were $845 million, up 8% compared to the prior year. Year over year increases were driven by several large mortgage servicing review engagements, as well as demand for services in the Company’s Healthcare segment. Average client service FTE for 2012 increased 6% over the prior year with most of the increase relating to demand for Navigant’s Technology, Data & Process services. Adjusted EBITDA for full year 2012 improved to $112 million, up 11% over prior year, and adjusted EBITDA margin of 15% in 2012 was consistent with that of 2011. Interest expense for the full year 2012 declined 25% on lower effective interest rates and lower average outstanding borrowing when compared to the prior year. Full year 2012 adjusted EPS increased to $0.98, up 17% from 2011. Cash flow from operations totaled $76 million in 2012, funding Navigant’s capital spending program, growth investments and nearly $20 million of stock repurchases.

Business Segment Highlights

Business Segment Fourth Quarter and Full Year 2012 Financial Results (3)

	Q4 2012	Q4 2011	Change	2012	2011	Change
Business Segment RBR ($000)
Disputes, Investigations & Economics	$85,142	$82,305	3.4%	$340,036	$338,965	0.3%
Financial, Risk & Compliance Advisory	43,390	32,653	32.9%	162,614	136,472	19.2%
Healthcare	41,800	34,991	19.5%	151,065	134,611	12.2%
Energy	24,014	21,047	14.1%	89,668	85,666	4.7%

Total Company	$194,346	$170,996	13.7%	$743,383	$695,714	6.9%

Business Segment Revenues ($000)
Disputes, Investigations & Economics	$91,459	$90,346	1.2%	$364,426	$370,850	-1.7%
Financial, Risk & Compliance Advisory	57,196	40,651	40.7%	204,166	159,663	27.9%
Healthcare	47,428	39,915	18.8%	170,150	151,841	12.1%
Energy	29,274	26,093	12.2%	105,899	102,330	3.5%

Total Company	$225,357	$197,005	14.4%	$844,641	$784,684	7.6%

Segment Operating Profit ($000)
Disputes, Investigations & Economics	$32,125	$30,504	5.3%	$123,288	$122,672	0.5%
Financial, Risk & Compliance Advisory	16,577	11,997	38.2%	58,564	$44,906	30.4%
Healthcare	15,711	11,756	33.6%	50,959	$42,739	19.2%
Energy	9,155	8,180	11.9%	31,721	$32,882	-3.5%

Total Company	$73,568	$62,437	17.8%	$264,532	$243,199	8.8%

3)	A metrics summary including data by segment is available at www.navigant.com/investor_relations.

Fourth quarter 2012 RBR in the Disputes, Investigations & Economics segment increased 3% over both fourth quarter 2011 and third quarter 2012. The year over year increase reflects growth of the segment’s Legal Technology Solutions business and improved demand within the Economics business including revenue contributions from the December 2012 acquisition of AFE. Segment operating profit for fourth quarter 2012 improved 5% from the prior year and 11% from third quarter 2012. The year over year increase reflects higher utilization in the Economics business, improved results in the segment’s European disputes business, and margin improvement initiatives.

In the Financial, Risk & Compliance Advisory segment, fourth quarter 2012 RBR increased 33% over fourth quarter 2011 and 11% over third quarter 2012. Full year 2012 RBR increased 19% over 2011. The segment reported improved segment operating profit for the fourth quarter 2012, up 38% over the prior year fourth quarter. As has been the case throughout 2012, several large mortgage servicing review engagements drove higher revenues and operating profits when compared to 2011.

Navigant’s Healthcare segment reported fourth quarter RBR increases of 20% over fourth quarter 2011 and 14% over third quarter 2012. Full year 2012 RBR in the segment was up 12% over prior year. Segment operating profit for fourth quarter 2012 increased 34% compared to fourth quarter 2011 due to the combination of higher revenues and cost management initiatives. The segment has experienced growing demand for its broad line of services focused on the health-care industry including performance improvement and strategy expertise. The Life Sciences practice continues to contribute to segment growth aided by the successful integration of Easton Associates, acquired in October 2012.

Fourth quarter 2012 Energy segment RBR increased 14% over fourth quarter 2011 and 5% over third quarter 2012. Segment operating profit was up 12% in fourth quarter 2012 compared to the same period in 2011. Demand for Navigant’s energy efficiency expertise and the expansion of market research and subscription offerings in 2012 continued to drive revenue growth.

2013 Outlook

“In 2013, we plan to build upon our strong 2012 performance,” said Howard. “We expect solid growth in our Healthcare and Energy segments as well as broadly across our Technology enabled businesses, which will help offset the impact from recent settlements of large mortgage servicing review matters. We also anticipate continued progress in the realization of our longer-term margin targets. Our balance sheet is in great shape and, with another year of strong cash flow, we plan to increase our share repurchases.”

Full year 2013 RBR is expected to range between $740 and $800 million while total 2013 revenues are estimated to be between $820 and $880 million. Adjusted EBITDA is expected to range between $115 and $125 million, and adjusted EPS is estimated to be between $0.95 and $1.10.

Conference Call Details

Julie Howard will host a conference call to discuss the Company’s fourth quarter and full year 2012 results at 10:00 a.m. Eastern Time on Thursday, February 14, 2013. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 888.593.8430 (312.470.7390 for international callers) and referencing pass code “NCI.” A replay of the web cast will be available for approximately 90 days.

About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes, Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “outlook,” “plans,” “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	For the quarter ended		For the year ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Revenues before reimbursements	$194,346	$170,996	$743,383	$695,714
Reimbursements	31,011	26,009	101,258	88,970

Total revenues	225,357	197,005	844,641	784,684
Costs of services:
Cost of services before reimbursable expenses	126,377	112,199	494,972	467,045
Reimbursable expenses	31,011	26,009	101,258	88,970

Total costs of services	157,388	138,208	596,230	556,015
General and administrative expenses	36,664	34,000	141,155	130,415
Depreciation expense	4,112	3,239	14,986	13,303
Amortization expense	1,888	1,960	6,767	8,658
Other operating costs:
Contingent acquisition liability adjustments, net	445	—	1,065	—
Office Consolidation	580	—	580	—

Operating income	24,280	19,598	83,858	76,293
Interest expense	1,267	1,634	5,453	7,292
Interest income	(286)	(255)	(872)	(1,447)
Other income, net	(134)	(109)	(78)	(279)

Income before income tax expense	23,433	18,328	79,355	70,727
Income tax expense	9,906	7,272	33,186	29,597

Net income	$13,527	$11,056	$46,169	$41,130

Basic net income per share	$0.27	$0.22	$0.91	$0.81
Shares used in computing net income per basic share	50,568	51,173	50,894	50,820
Diluted net income per share	$0.26	$0.21	$0.90	$0.80
Shares used in computing net income per diluted share	51,340	51,692	51,572	51,371

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

	December 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,052	$2,969
Accounts receivable, net	198,709	179,041
Prepaid expenses and other current assets	25,054	22,766
Deferred income tax assets	17,821	16,229

Total current assets	242,636	221,005
Non-current assets:
Property and equipment, net	45,342	41,138
Intangible assets, net	16,123	16,825
Goodwill	619,932	570,280
Other assets	30,417	25,953

Total assets	$954,450	$875,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,042	$16,261
Accrued liabilities	11,557	8,432
Accrued compensation-related costs	84,813	95,451
Income tax payable	7,129	3,558
Other current liabilities	35,754	32,622

Total current liabilities	157,295	156,324
Non-current liabilities:
Deferred income tax liabilities	67,623	52,964
Other non-current liabilities	35,606	20,445
Bank debt non-current	134,183	131,790

Total non-current liabilities	237,412	205,199

Total liabilities	394,707	361,523

Stockholders’ equity:
Common stock	62	61
Additional paid-in capital	582,363	567,627
Treasury stock	(216,500)	(197,602)
Retained earnings	202,542	156,373
Accumulated other comprehensive loss	(8,724)	(12,781)

Total stockholders’ equity	559,743	513,678

Total liabilities and stockholders’ equity	$954,450	$875,201

Selected Data
Days sales outstanding, net (DSO)	72	76

NAVIGANT CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarter ended December 31,		For the year ended December 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$13,527	$11,056	$46,169	$41,130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	4,112	3,239	14,986	13,303
Amortization expense	1,888	1,960	6,767	8,658
Share-based compensation expense	2,350	2,276	10,027	8,792
Accretion of interest expense	191	141	630	836
Deferred income taxes	(1,932)	655	11,123	11,264
Allowance for doubtful accounts receivable	2,219	1,634	6,329	6,910
Contingent acquisition liability adjustments, net	445	—	1,065	—
Changes in assets and liabilities (net of acquisitions):
Accounts receivable, net	10,921	17,984	(22,821)	(5,817)
Prepaid expenses and other assets	4,126	255	(2,668)	208
Accounts payable	(816)	1,634	1,754	5,353
Accrued liabilities	(153)	(141)	2,879	491
Accrued compensation-related costs	19,723	18,759	(10,794)	22,720
Income taxes payable	6,194	(1,079)	4,385	1,705
Other liabilities	4,726	(1,283)	6,131	(4,186)

Net cash provided by operating activities	67,521	57,090	75,962	111,367
Cash flows from investing activities:
Purchases of property and equipment	(5,541)	(4,903)	(20,052)	(10,375)
Acquisitions of businesses, net of cash acquired	(24,891)	(1,900)	(27,479)	(9,246)
Payments of acquisition liabilities	(3,750)	(4,750)	(4,856)	(14,967)
Other, net	(633)	—	(2,234)	(225)

Net cash used in investing activities	(34,815)	(11,553)	(54,621)	(34,813)
Cash flows from financing activities:
Issuances of common stock	550	482	3,283	1,865
Repurchase of common stock	(6,203)	(2,558)	(18,870)	(2,558)
Payments of contingent acquisition liabilities	(5,779)	—	(8,580)	—
Payment upon termination of credit agreement	—	—	—	(250,613)
Proceeds from credit agreement	—	—	—	250,613
Repayments to banks	(138,873)	(69,685)	(347,877)	(284,456)
Borrowings from banks	117,503	28,022	349,729	218,078
Payments of term loan	—	—	—	(4,599)
Payments of debt issuance costs	—	—	—	(2,814)
Other, net	(101)	(201)	(1,071)	(907)

Net cash used in financing activities	(32,903)	(43,940)	(23,386)	(75,391)

Effect of exchange rate changes on cash and cash equivalents	10	(52)	128	(175)

Net increase (decrease) in cash and cash equivalents	(187)	1,545	(1,917)	988
Cash and cash equivalents at beginning of the period	1,239	1,424	2,969	1,981

Cash and cash equivalents at end of the period	$1,052	$2,969	$1,052	$2,969

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Below are the reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Management uses these non-GAAP measures in addition to GAAP measures to assess the Company’s operations and financial results and believes they are useful indicators of operating performance and the Company’s ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that these measures may not be comparable to similarly-titled measures of other companies.

EBITDA, adjusted EBITDA, adjusted Net Income and adjusted Earnings per Share

EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs. Adjusted net income and adjusted earnings per share exclude the net income and per share net income impact of severance expense and other operating costs. Severance expense and other operating costs are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these measures provide investors with enhanced comparability of the Company’s results of operations across periods.

Free Cash Flow

Free cash flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for uncollectible accounts receivable less cash payments for property, plant and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that it provides investors with an indicator of cash available for on-going business operations and long term value creation.

EBITDA, adjusted EBITDA, adjusted Net Income and adjusted Earnings Per Share	For the quarter ended December 31,		For the year ended December 31,
	2012	2011	2012	2011
Severance expense	$2,472	$847	$4,910	$2,923
Income tax benefit (1)	(930)	(302)	(1,776)	(1,037)

Net income impact of severance expense	$1,542	$545	$3,134	$1,886

Other operating costs—contingent acquisition liability adjustment	$445	$—	$1,065	$—
Income tax benefit (1)	(180)	—	(430)	—

Net income impact of other operating costs—contingent acquisition liability adjustment	$265	$—	$635	$—

Other operating costs—office consolidation	$580	$—	$580	$—
Income tax benefit (1)	(234)	—	(234)	—

Net income impact of other operating costs—office consolidation	$346	$—	$346	$—

EBITDA reconciliation:
Operating income	$24,280	$19,598	$83,858	$76,293
Depreciation expense	4,112	3,239	14,986	13,303
Amortization expense	1,888	1,960	6,767	8,658

EBITDA	$30,280	$24,797	$105,611	$98,254
Severance expense	2,472	847	4,910	2,923
Other operating costs—contingent acquisition liability adjustment	445	—	1,065	—
Other operating costs—office consolidation	580	—	580	—

Adjusted EBITDA	$33,777	$25,644	$112,166	$101,177

Net income	$13,527	$11,056	$46,169	$41,130
Net income impact of severance expense	1,542	545	3,134	1,886
Net income impact of other operating costs—contingent acquisition liability adjustment	265	—	635	—
Net income impact of other operating costs—office consolidation	346	—	346	—

Adjusted net income	$15,680	$11,601	$50,284	$43,016

Shares used in computing net income per diluted share	51,340	51,692	51,572	51,371
Adjusted earnings per share	$0.31	$0.22	$0.98	$0.84

(1)	Effective income tax (benefit) has been determined based on specific tax jurisdiction.

Free Cash Flow	For the quarter ended December 31,		For the year ended December 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$67,521	$57,090	$75,962	$111,367
Changes in assets and liabilities	(44,721)	(36,129)	21,134	(20,474)
Allowance for uncollectible accounts receivable	(2,219)	(1,634)	(6,329)	(6,910)
Purchases of property and equipment	(5,541)	(4,903)	(20,052)	(10,375)
Payments of acquisition liabilities	(3,750)	(4,750)	(4,856)	(14,967)
Payments of contingent acquisition liabilities	(5,779)	—	(8,580)	—

Free Cash Flow	$5,511	$9,674	$57,279	$58,641